Exhibit 10.3

Mortgage

DATED AS OF

JUNE 30, 2006,

from

X-Rite, Incorporated,

A MICHIGAN CORPORATION

to

Fifth Third Bank,

A MICHIGAN BANKING CORPORATION

NOTICE: THIS INSTRUMENT PROVIDES FOR VARIABLE RATES OF INTEREST

This instrument was prepared by and

when recorded return to:

Nathan Odem

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

MORTGAGE

This Mortgage and Security Agreement with Assignment of Rents (the “Mortgage”) dated as of June 30, 2006 from X-Rite, Incorporated, a Michigan corporation with its principal place of business and mailing address at 3100 44th Street SW, Grandville, Kent County, Michigan 49418 (hereinafter referred to as “Mortgagor”), to Fifth Third Bank, a Michigan banking corporation with its principal place of business at 111 Lyon Street, NW, Grand Rapids, Kent County, Michigan 49503, in such capacity being hereinafter referred to as “Mortgagee”);

W I T N E S S E T H T H A T:

WHEREAS, Mortgagor is justly and truly indebted to Mortgagee in the principal sum of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) as evidenced by that certain Promissory Note bearing even date herewith and payable to the order of Mortgagee whereby Mortgagor promises to pay said principal sum together with interest thereon prior to maturity at the rate per annum specified therein at the times therein provided, with a final maturity of all principal and interest not required to be sooner paid of March 16, 2007 (such promissory note and any and all notes issued in renewal thereof or in substitution or replacement therefor being hereinafter referred to as the “Note”);

WHEREAS, as a condition to extending credit to Mortgagor under the Note, the Mortgagee has required, among other things, that Mortgagor grant to Mortgagee a lien on and security interest in the real property and fixtures of Mortgagor described herein subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the execution and delivery by the Lenders of the Note, and other good and valuable consideration, receipt whereof is hereby acknowledged, in order to secure (i) the payment of the principal and premium, if any, of and interest on the Note as and when the same becomes due and payable (whether by lapse of time, acceleration or otherwise) and all advances now or hereafter made thereon and (ii) the performance and observance of the covenants and agreements contained in this Mortgage and the Note (all of such indebtedness, obligations, agreements and liabilities described in clauses (i) and (ii) above being hereinafter collectively referred to as the “indebtedness hereby secured”), Mortgagor does hereby grant, bargain, sell, convey, mortgage, warrant, assign, and pledge unto Mortgagee, its successors and assigns, WITH POWER OF SALE, and grant to Mortgagee, its successors and assigns, a security interest in, all and singular the properties, rights, interests and privileges described in Granting Clauses I, II, III, IV, V, VI, and VII below, all of the same being collectively referred to herein as the “Mortgaged Premises”:

GRANTING CLAUSE I

That certain real estate lying and being in Grandville, County of Kent, State of Michigan more particularly described in Schedule I attached hereto and made a part hereof.

GRANTING CLAUSE II

All buildings and improvements of every kind and description heretofore or hereafter erected on the property described in Granting Clause I and all materials used for construction, reconstruction, alteration and repairs of the buildings and improvements now or hereafter erected thereon and all fixtures now or hereafter attached to or contained in or used or useful in connection with said real estate and the buildings and improvements now or hereafter located thereon and the operation, maintenance and protection thereof, including but not limited to all machinery, motors, fittings, radiators, awnings, shades, screens, all gas, coal, steam, electric, oil and other heating, cooking, power and lighting apparatus and fixtures, all fire prevention and extinguishing equipment and apparatus, all cooling and ventilating apparatus and systems, all plumbing, incinerating, and sprinkler equipment and fixtures, all elevators and escalators, all communication and electronic monitoring equipment, all window and structural cleaning rigs and fixtures and appurtenances thereto and all proceeds thereof; it being mutually agreed, intended and declared that all the aforesaid property shall, so far as permitted by law, be deemed to form a part and parcel of the real estate and, for the purpose of this Mortgage, to be real estate and covered by this Mortgage; and as to the balance of the property aforesaid, this Mortgage is hereby deemed to be as well a security agreement under the provisions of the Uniform Commercial Code of the State of Michigan for the purpose of creating hereby a security interest in said property, which is hereby granted by Mortgagor as debtor to Mortgagee as secured party, securing the indebtedness hereby secured. The addresses of Mortgagor (debtor) and Mortgagee (secured party) appear at the beginning hereof.

GRANTING CLAUSE III

All right, title and interest of Mortgagor now owned or hereafter acquired in and to all and singular the estates, tenements, hereditaments, privileges, easements, licenses, franchises, appurtenances and royalties, mineral, oil, and water rights belonging or in any wise appertaining to the property described in the preceding Granting Clause I, including, without limitation, all rights of Mortgagor to make divisions of the property described in Granting Clause I that are exempt from the platting requirements of the Michigan Land Division Act, as amended from time to time, and the buildings and improvements now or hereafter located thereon and the reversions, rents, issues, revenues and profits thereof, including all interest of Mortgagor in all rents, issues and profits of the aforementioned property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advanced rent or for security) under any and all leases or subleases and renewals thereof, or under any contracts or options for the sale of all or any part of, said property (including during any period allowed by law for the redemption of said property after any foreclosure or other sale), together with the right, but not the obligation, to collect, receive and receipt for all such rents and other sums and apply them to the indebtedness hereby secured and to demand, sue for and recover the same when due and payable; provided that the assignments made hereby shall not impair or diminish the obligations of Mortgagor under the provisions of such leases or other agreements nor shall such obligations be imposed upon Mortgagee. By acceptance of this Mortgage, Mortgagee agrees, not as a limitation or condition hereof, but as a personal covenant available only to Mortgagor that until an Event of Default (as hereinafter defined) shall occur giving Mortgagee the right to foreclose this Mortgage, Mortgagor may collect, receive and enjoy such rents (but not more than thirty (30) days in advance) and such other sums.

GRANTING CLAUSE IV

All judgments, awards of damages, settlements and other compensation heretofore or hereafter made resulting from condemnation proceedings or the taking of the property described in Granting Clause I or any part thereof or any building or other improvement now or at any time hereafter located thereon or any easement or other appurtenance thereto under the power of eminent domain, or any similar power or right (including any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for the payment thereof), whether permanent or temporary, or for any damage (whether caused by such taking or otherwise) to said property or any part thereof or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including severance and consequential damage, and any award for change of grade of streets (collectively, “Condemnation Awards”).

GRANTING CLAUSE V

All property and rights, if any, which are by the express provisions of this Mortgage required to be subjected to the lien hereof and any additional property and rights that may from time to time hereafter be subjected to the lien hereof by Mortgagor or by anyone on Mortgagor’s behalf.

GRANTING CLAUSE VI

All rights in and to common areas and access roads on adjacent properties heretofore or hereafter granted to Mortgagor and any after-acquired title or reversion in and to the beds of any ways, roads, streets, avenues and alleys adjoining the property described in Granting Clause I or any part thereof.

GRANTING CLAUSE VII

All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated claims, including, without limitation, all proceeds of insurance.

TO HAVE AND TO HOLD the Mortgaged Premises and the properties, rights and privileges hereby granted, bargained, sold, conveyed, mortgaged, warranted, pledged and assigned, and in which a security interest is granted, or intended so to be, unto Mortgagee, its successors and assigns, forever; provided, however, that this Mortgage is upon the express condition that if the principal of and interest on the Note shall be paid in full and all other indebtedness hereby secured shall be fully paid and performed and all commitments contained in the Note to extend credit thereunder shall have terminated, then this Mortgage and the estate and rights hereby granted shall cease and this Mortgage shall be released by Mortgagee upon the written request and at the expense of Mortgagor, otherwise to remain in full force and effect.

Mortgagor hereby covenants and agrees with Mortgagee as follows:

1.    Payment of the Indebtedness. The indebtedness hereby secured will be promptly paid as and when the same becomes due.

2.    Further Assurances. Mortgagor will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purpose of this Mortgage and, without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the Granting Clauses hereof or intended so to be.

3.    Ownership of Mortgaged Premises. Mortgagor covenants and warrants that it is lawfully seized of and has good and marketable title to the Mortgaged Premises free and clear of all liens, charges and encumbrances except those exceptions to title listed on Schedule II attached hereto (the “Permitted Exceptions”) and Mortgagor has good right, full power and authority to convey, transfer and mortgage the same to Mortgagee for the uses and purposes set forth in this Mortgage; and Mortgagor will warrant and forever defend the title to the Mortgaged Premises subject to the Permitted Exceptions against all claims and demands whatsoever.

4.    Possession. Provided no Event of Default has occurred and is continuing hereunder, Mortgagor shall be suffered and permitted to remain in full possession, enjoyment and control of the Mortgaged Premises, subject always to the observance and performance of the terms of this Mortgage.

5.    Payment of Taxes. Mortgagor shall pay before any penalty attaches, all general taxes and all special taxes, special assessments, water, drainage and sewer charges and all other charges of any kind whatsoever, ordinary or extraordinary, which may be levied, assessed, imposed or charged on or against the Mortgaged Premises or any part thereof and which, if unpaid, might by law become a lien or charge upon the Mortgaged Premises or any part thereof, and shall, upon written request, exhibit to Mortgagee official receipts evidencing such payments, except that, unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced, no such charge or claim need be paid if being contested (except to the extent any full or partial payment shall be required by law), after notice to Mortgagee, by appropriate proceedings which shall operate to prevent the collection thereof or the sale or forfeiture of the Mortgaged Premises or any part thereof to satisfy the same, conducted in good faith and with due diligence and if Mortgagor shall have furnished such security, if any, as may be required in the proceedings or requested by Mortgagee.

6.    Payment of Taxes on Note, Mortgage or Interest of Mortgagee. Mortgagor agrees that if any tax, assessment or imposition upon this Mortgage or the indebtedness hereby secured or the Note or the interest of Mortgagee in the Mortgaged Premises or upon Mortgagee by reason of or as a holder of any of the foregoing (including, without limitation, corporate privilege, franchise and excise taxes, but excepting therefrom any income tax on interest payments on the principal portion of the indebtedness hereby secured imposed by the United States or any state) is levied, assessed or charged, then, unless all such taxes are paid by Mortgagor to, for or on behalf of Mortgagee as they become due and payable (which Mortgagor agrees to do upon demand of Mortgagee, to the extent permitted by law), or Mortgagee is reimbursed for any such sum advanced by Mortgagee, all sums hereby secured shall become immediately due and payable, at the option of Mortgagee upon thirty

(30) days’ notice to Mortgagor, notwithstanding anything contained herein or in any law heretofore or hereafter enacted, including any provision thereof forbidding Mortgagor from making any such payment. Mortgagor agrees to exhibit to Mortgagee, upon request, official receipts showing payment of all taxes and charges which Mortgagor is required to pay hereunder.

7.    Recordation and Payment of Taxes and Expenses Incident Thereto. Mortgagor will cause this Mortgage, all mortgages supplemental hereto and any financing statement or other notice of a security interest required by Mortgagee at all times to be kept, recorded and filed at its own expense in such manner and in such places as may be required by law for the recording and filing or for the rerecording and refiling of a mortgage, security interest, assignment or other lien or charge upon the Mortgaged Premises, or any part thereof, in order fully to preserve and protect the rights of Mortgagee hereunder and, without limiting the foregoing, Mortgagor will pay or reimburse Mortgagee for the payment of any and all taxes, fees or other charges incurred in connection with any such recordation or rerecordation, including any documentary stamp tax or tax imposed upon the privilege of having this Mortgage or any instrument issued pursuant hereto recorded.

8.    Insurance. Mortgagor will, at its expense, keep all buildings, improvements, and other property now or hereafter constituting part of the Mortgaged Premises insured against loss or damage by fire, lightning, windstorm, explosion and such other risks as are usually included under extended coverage policies, or which are usually insured against by owners of like property, in amount sufficient to prevent Mortgagor or Mortgagee from becoming a co-insurer of any partial loss under applicable policies and in any event not less than the then full insurable value (actual replacement value without deduction for physical depreciation) thereof, as determined at the request of Mortgagee and at Mortgagor’s expense by the insurer or insurers or by an expert approved by Mortgagee, all under insurance policies payable, in case of loss or damage, to Mortgagee, such rights to be evidenced by the usual standard non-contributory form of mortgage clause to be attached to each policy. Mortgagor shall not carry separate insurance concurrent in kind or form and contributing in the event of loss, with any insurance required hereby. Mortgagor shall also obtain and maintain public liability, property damage and workmen’s compensation insurance in each case in form and content satisfactory to Mortgagee and in amounts as are customarily carried by owners of like property and approved by Mortgagee. Mortgagor shall also obtain and maintain such other insurance with respect to the Mortgaged Premises in such amounts and against such insurable hazards as Mortgagee from time to time may require, including, without limitation, boiler and machinery insurance, insurance against flood risks, host liquor liability, war risk insurance when and to the extent obtainable from the United States Government or any agency thereof, and insurance against loss of rent due to fire and risks now or hereafter embraced by so-called “extended coverage.” All insurance required hereby shall be maintained with good and responsible insurance companies satisfactory to Mortgagee and shall not provide for any deductible amount in excess of $10,000 not approved in writing by Mortgagee, shall provide that any losses shall be payable notwithstanding any act or negligence of Mortgagor, shall provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by Mortgagor and Mortgagee of written notice thereof, and shall be satisfactory to Mortgagee in all other respects. Upon the execution of this Mortgage and thereafter not less than fifteen (l5) days prior to the expiration date of any policy delivered pursuant to this Mortgage, Mortgagor will deliver to Mortgagee originals of any policy or renewal policy, as the case may be, required by this Mortgage, bearing notations evidencing the payment of all premiums. In the event of foreclosure, Mortgagor authorizes and empowers Mortgagee to effect insurance upon the

Mortgaged Premises in amounts aforesaid for a period covering the time of redemption from foreclosure sale provided by law, and if necessary therefor to cancel any or all existing insurance policies.

UNLESS MORTGAGOR PROVIDES MORTGAGEE WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS MORTGAGE, MORTGAGEE MAY PURCHASE INSURANCE AT MORTGAGOR’S EXPENSE TO PROTECT MORTGAGEE’S INTERESTS IN THE MORTGAGED PREMISES. THIS INSURANCE MAY, BUT NEED NOT, PROTECT MORTGAGOR’S INTERESTS IN THE MORTGAGED PREMISES. THE COVERAGE PURCHASED BY MORTGAGEE MAY NOT PAY ANY CLAIMS THAT MORTGAGOR MAKES OR ANY CLAIM THAT IS MADE AGAINST MORTGAGOR IN CONNECTION WITH THE MORTGAGED PREMISES. MORTGAGOR MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY MORTGAGEE, BUT ONLY AFTER PROVIDING MORTGAGEE WITH EVIDENCE THAT MORTGAGOR HAS OBTAINED INSURANCE AS REQUIRED BY THIS MORTGAGE. IF MORTGAGEE PURCHASES INSURANCE FOR THE MORTGAGED PREMISES, MORTGAGOR WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MORTGAGEE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE INDEBTEDNESS HEREBY SECURED. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE MORTGAGOR MAY BE ABLE TO OBTAIN ON ITS OWN.

9.    Damage to or Destruction of Mortgaged Premises.

(a)    Notice. In case of any material damage to or destruction of the Mortgaged Premises or any part thereof, Mortgagor shall promptly give written notice thereof to Mortgagee, generally describing the nature and extent of such damage or destruction.

(b)    Restoration. In case of any damage to or destruction of the Mortgaged Premises or any part thereof, Mortgagor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for the purpose, at Mortgagor’s expense, will promptly commence and complete (subject to unavoidable delays occasioned by strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions and similar causes beyond the reasonable control of Mortgagor) the restoration, replacement or rebuilding of the Mortgaged Premises as nearly as possible to its value, condition and character immediately prior to such damage or destruction.

(c)    Adjustment of Loss. Mortgagor hereby authorizes Mortgagee, at Mortgagee’s option, to adjust and compromise any losses under any insurance afforded, but unless Mortgagee elects to adjust the losses as aforesaid, said adjustment and/or compromise shall be made by Mortgagor, subject to final approval of Mortgagee in the case of losses exceeding $10,000.

(d)    Application of Insurance Proceeds. Net insurance proceeds received by Mortgagee under the provisions of this Mortgage or any instruments supplemental hereto or thereto or under any policy or policies of insurance covering the Mortgaged Premises or any part thereof shall first be applied as a prepayment on the Note (and Mortgagee is hereby irrevocably authorized and directed to make such an application whether or not the Note or any other indebtedness hereby secured may then be due or otherwise adequately secured) and shall thereafter be applied to the reduction of any other indebtedness hereby secured; provided, however, that such proceeds shall be made available for the restoration of the portion of the Mortgaged Premises damaged or destroyed if written application for such use is made within thirty (30) days of receipt of such proceeds and the following conditions are satisfied:

(i)    Mortgagor has in effect business interruption insurance covering the income to be lost during the restoration period as a result of the damage or destruction to the Mortgaged Premises or provides Mortgagee with other evidence satisfactory to it that Mortgagor has cash resources sufficient to pay its obligations during the restoration period; (ii) the effect of the damage to or destruction of the Mortgaged Premises giving rise to receipt of the insurance proceeds is not to terminate, or give a lessee the option to terminate, any lease of all or any portion of the Mortgaged Premises; (iii) no Event of Default, or event which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default, shall have occurred or be continuing (and if such an event shall occur during restoration Mortgagee may, at its election, apply any insurance proceeds then remaining in its hands to the reduction of the indebtedness evidenced by the Note and the other indebtedness hereby secured); (iv) Mortgagor shall have submitted to Mortgagee plans and specifications for the restoration which shall be satisfactory to it; and (v) Mortgagor shall submit to Mortgagee fixed price contracts with good and responsible contractors and materialmen covering all work and materials necessary to complete restoration and providing for a total completion price not in excess of the amount of insurance proceeds available for restoration, or, if a deficiency shall exist, Mortgagor shall have deposited the amount of such deficiency with Mortgagee. Any insurance proceeds to be released pursuant to the foregoing provisions may at the option of Mortgagee be disbursed from time to time as restoration progresses to pay for restoration work completed and in place and such disbursements may at Mortgagee’s option be made directly to Mortgagor or to or through any contractor or materialman to whom payment is due or to or through a construction escrow to be maintained by a title insurer acceptable to Mortgagee. Mortgagee may impose such further conditions upon the release of insurance proceeds (including the receipt of title insurance) as are customarily imposed by prudent construction lenders to insure the completion of the restoration work free and clear of all liens or claims for lien. All title insurance charges and other costs and expenses paid to or for the account of Mortgagor in connection with the release of such insurance proceeds shall constitute so much additional indebtedness hereby secured to be payable upon demand with interest at the Default Rate. Mortgagee may deduct any such costs and expenses from insurance proceeds at any time in its possession. If Mortgagor fails to request that insurance proceeds be applied to the restoration of the improvements or if Mortgagor makes such a request but fails to complete restoration within a reasonable time, Mortgagee shall have the right, but not the duty, to restore or rebuild said Mortgaged Premises or any part thereof for or on behalf of Mortgagor in lieu of applying said proceeds to the indebtedness hereby secured and for such purpose may do all necessary acts, including using funds deposited by Mortgagor as aforesaid and advancing additional funds for the purpose of restoration, all such additional funds to constitute part of the indebtedness hereby secured payable upon demand with interest at the Default Rate.

10.    Eminent Domain. Mortgagor acknowledges that Condemnation Awards have been assigned to Mortgagee, which awards Mortgagee is hereby irrevocably authorized to collect and receive, and to give appropriate receipts and acquittances therefor, and, at Mortgagee’s option, to apply the same toward the payment of the amount owing on account of the indebtedness hereby secured in such order of application as Mortgagee may elect and whether or not the same may then be due and payable or otherwise adequately secured; provided, however, that a Condemnation Award in respect of any taking of a portion (but not all or any material portion) of the Mortgaged Premises shall be made available for the restoration of such Mortgaged Premises in the same manner and subject to the same conditions as are imposed on the release of insurance proceeds set forth in Section 9(d) hereof as if the Mortgaged Premises so taken were destroyed and the Condemnation Award for such taking was actually insurance proceeds in respect of the Mortgaged Premises so deemed as having been destroyed. In the event that any proceeds of a Condemnation Award shall be made available to Mortgagor for restoring the Mortgaged Premises so taken, Mortgagor hereby covenants to promptly commence and complete such restoration of the Mortgaged Premises as nearly as possible to its condition and character immediately prior to such taking. Mortgagor covenants and agrees that Mortgagor will give Mortgagee immediate notice of the actual or threatened commencement of any proceedings under condemnation or eminent domain affecting all or any part of the Mortgaged Premises including any easement therein or appurtenance thereof or severance and consequential damage and change in grade of streets, and will deliver to Mortgagee copies of any and all papers served in connection with any such proceedings. Mortgagor further covenants and agrees to make, execute and deliver to Mortgagee, at any time or times upon request, free, clear and discharged of any encumbrances of any kind whatsoever, any and all further assignments and/or instruments deemed necessary by Mortgagee for the purpose of validly and sufficiently assigning all awards and other compensation heretofore and hereafter to be made to Mortgagor for any taking, either permanent or temporary, under any such proceeding.

11.    Construction, Repair, Waste, Etc. Mortgagor agrees (i) that no building or other improvement on the Mortgaged Premises and constituting a part thereof shall be altered, removed or demolished nor shall any fixtures on, in, or about said buildings or improvements be severed, removed, sold or mortgaged, without the consent of Mortgagee, and in the event of the demolition or destruction in whole or in part of any of the fixtures covered hereby, Mortgagor covenants that the same will be replaced promptly by similar fixtures at least equal in quality and condition to those replaced, free from any security interest in or encumbrance thereon or reservation of title thereto; (ii) to permit, commit or suffer no waste, impairment or deterioration of the Mortgaged Premises or any part thereof; (iii) to keep and maintain said Mortgaged Premises and every part thereof in good and first class repair and condition; (iv) to effect such repairs as Mortgagee may reasonably require and from time to time to make all needful and proper replacements and additions so that said buildings, fixtures, and appurtenances will, at all times, be in good and first class condition, fit and proper for the respective purposes for which they were originally erected or installed; (v) to comply with all statutes, orders, requirements or decrees relating to the Mortgaged Premises by any federal, state or municipal authority; (vi) to observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Mortgaged Premises or which have been granted to or contracted for by Mortgagor in connection with any existing or presently contemplated use of the Mortgaged Premises or any part thereof and not to initiate or acquiesce in any changes to or terminations of any of the foregoing or of zoning classifications affecting the use to which the Mortgaged Premises or any part thereof may be put without the prior written consent of Mortgagee; and (vii) to make no material alterations in or improvements or additions to the Mortgaged Premises except as required by governmental authority or as permitted by Mortgagee.

12.    Liens and Encumbrances. Mortgagor will not, without the prior written consent of Mortgagee, directly or indirectly, create or suffer to be created or to remain and will discharge or promptly cause to be discharged any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Mortgaged Premises or any part thereof, whether superior or subordinate to the lien hereof, except for this Mortgage and the Permitted Exceptions.

13.    Right of Mortgagee to Perform Mortgagor’s Covenants, Etc. If Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder, Mortgagee, without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Mortgagor, and may enter upon the Mortgaged Premises or any part thereof for such purpose and take all such action thereon as, in the opinion of Mortgagee, may be necessary or appropriate therefor. All sums so paid by Mortgagee and all costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon from the date of payment or incurrence at the Default Rate, shall constitute so much additional indebtedness hereby secured and shall be paid by Mortgagor to Mortgagee on demand. Mortgagee in making any payment authorized under this Section relating to taxes or assessments may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim thereof. Mortgagee, in performing any act hereunder, shall be the sole judge of whether Mortgagor is required to perform same under the terms of this Mortgage.

14.    After-Acquired Property. Any and all property hereafter acquired which is of the kind or nature herein provided, or intended to be and become subject to the lien hereof shall ipso facto, and without any further conveyance, assignment or act on the part of Mortgagor, become and be subject to the lien of this Mortgage as fully and completely as though specifically described herein; but nevertheless Mortgagor shall from time to time, if requested by Mortgagee, execute and deliver any and all such further assurances, conveyances and assignments as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting to the lien of this Mortgage all such property.

15.    Inspection by Mortgagee. Mortgagee and any participant in the indebtedness hereby secured shall have the right to inspect the Mortgaged Premises at all reasonable times, and access thereto shall be permitted for that purpose, provided that so long as no Event of Default exists or any event or condition the occurrence of which would, with the passage of a grace period or the giving of notice, or both, constitute an Event of Default, exists, any such inspection shall be with reasonable prior notice to Mortgagor. Without limiting the foregoing, Mortgagee and its representatives shall have the right to conduct and submit to appropriate governmental agencies a “baseline environmental assessment” of the Mortgaged Premises within the meaning of Section 20101 of the Michigan Natural Resources and Environmental Protection Act, Michigan Compiled Laws 324.20101, as amended from time to time.

16.    Financial Reports. Mortgagor will furnish to the Mortgagee such information and data with respect to the financial condition, business affairs and operations of Mortgagor and the Mortgaged Premises as may be reasonably requested (all such information and data to be prepared in accordance with generally accepted accounting principles consistently applied), such information and data to be prepared and certified by independent public accountants satisfactory to the Mortgagee if so requested by the Mortgagee not more often than annually.

17.    Subrogation. Mortgagor acknowledges and agrees that Mortgagee shall be subrogated to any lien discharged out of the proceeds of any extension of credit evidenced by the Note or out of any advance by Mortgagee hereunder, irrespective of whether or not any such lien may have been released of record.

18.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)    default in the payment when due (whether by demand, lapse of time, acceleration, or otherwise) of the principal of or interest on the Note or of any other indebtedness hereby secured; or

(b)    default in the observance or performance of any provision hereof requiring the maintenance of insurance on the Mortgaged Premises or dealing with the use or remittance of proceeds of the Mortgaged Premises or any part thereof; or

(c)    an “Event of Default” (as defined therein) shall occur under that certain Amended and Restated First Lien Credit

Agreement and Guaranty Agreement dated as of June 30, 2006, among the Mortgagor, as Borrower, certain Subsidiaries of the Mortgagor, as Guarantors, various Lenders, Goldman Sachs Credit Partners, L.P., as Lead Arranger, Bookrunner and Syndication Agent and Goldman Sachs Credit Partners, L.P., as Administrative Agent and Collateral Agent, as such agreement is amended, modified, supplemented, or restated from time to time (the “First Lien Credit Agreement”); or

(d)    default for more than fifteen (l5) days in the observance or compliance with any terms or provisions of this Mortgage or the Note or of any separate assignment of leases and/or rents securing the Note or of any other instrument or document securing the Note or relating thereto; or

(e)    any representation or warranty made by Mortgagor herein or in any separate assignment of leases and/or rents securing the Note or in any other instrument or document securing the Note or relating thereto or in any statement or certificate furnished by it pursuant hereto or thereto proves to be untrue in any material respect as of the date of issuance or making thereof; or

(f)    the Mortgaged Premises or any part thereof shall be sold, transferred, or conveyed, whether voluntarily or involuntarily, by operation of law or otherwise, except for sales of obsolete, worn out or unusable fixtures which are concurrently replaced with similar fixtures at least equal in quality and condition to those sold and owned by Mortgagor free of any lien, charge or encumbrance other than the lien hereof; or

(g)    any indebtedness secured by a lien or charge on the Mortgaged Premises or any part thereof is not paid when due or proceedings are commenced to foreclose or otherwise realize upon any such lien or charge or to have a receiver appointed for the property subject thereto or to place the holder of such indebtedness or its representative in possession thereof.

19.    Remedies. When any Event of Default has happened and is continuing (regardless of the pendency of any proceeding which has or might have the effect of preventing Mortgagor from complying with the terms of this instrument and of the adequacy of the security for the indebtedness hereby secured) and in addition to such other rights as may be available under applicable law, but subject at all times to any mandatory legal requirements:

(a)    Acceleration. Mortgagee may, by written notice to Mortgagor, declare the Note and all unpaid indebtedness hereby secured, including any interest then accrued thereon, to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without other notice or demand of any kind.

(b)    Uniform Commercial Code. Mortgagee shall, with respect to any part of the Mortgaged Premises constituting property of the type in respect of which realization on a lien or security interest granted therein is governed by the Uniform Commercial Code, have all the rights, options and remedies of a secured party under the Uniform Commercial Code of Michigan, including without limitation, the right to the possession of any such property, or any part thereof, and the right to enter without legal process any premises where any such property may be found. Any requirement of said Uniform Commercial Code for reasonable notification shall be met by mailing written notice to Mortgagor at its address above set forth at least ten (l0) days prior to the sale or other event for which such notice is required. The costs and expenses of retaking, selling, and otherwise disposing of said property, including reasonable attorneys’ fees and legal expenses incurred in connection therewith, shall constitute so much additional indebtedness hereby secured and shall be payable upon demand with interest at the Default Rate.

(c)    Foreclosure. Mortgagee may proceed to protect and enforce the rights of Mortgagee hereunder (i) by any action at law,

suit in equity or other appropriate proceedings, whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law, or (ii) by the foreclosure of this Mortgage.

(d)    Power of Sale. Mortgagee is hereby granted the power to sell any or all of the Mortgaged Premises at public auction, and to convey same to the purchaser after notice as required by the statutes of the State of Michigan for foreclosure of mortgages by advertisement being Chapter 32 of the Michigan Revised Judicature Act, Sections 600.3201 et seq., Michigan Compiled Laws, as amended from time to time. This power of sale shall not be exhausted by any one (1) or more such sales as to any part of the Mortgaged Premises not theretofore lawfully sold, but shall continue unimpaired until all of the Mortgaged Premises shall have been sold or the indebtedness secured hereby shall have been fully paid and satisfied. Mortgagor voluntarily, knowingly and with full understanding hereby waives all rights to any notice and hearing prior to any sale of the Mortgaged Premises or any part thereof under or by virtue of the power of sale herein granted, except as may be provided for by law.

WARNING: THIS MORTGAGE CONTAINS A POWER OF SALE AND UPON DEFAULT MAY BE FORECLOSED BY ADVERTISEMENT. IN FORECLOSURE BY ADVERTISEMENT AND SALE OF THE MORTGAGED PREMISES IN CONNECTION THEREWITH, NO HEARING IS REQUIRED AND THE ONLY NOTICE REQUIRED IS TO PUBLISH NOTICE IN A LOCAL NEWSPAPER AND TO POST A COPY OF THE NOTICE ON THE MORTGAGED PREMISES.

(e)    Appointment of Receiver. Mortgagee shall, as a matter of right, without notice and without giving bond to Mortgagor or anyone claiming by, under or through it, and without regard to the solvency or insolvency of Mortgagor or the then value of the Mortgaged Premises, be entitled to have a receiver appointed of all or any part of the Mortgaged Premises and the rents, issues and profits thereof, with such power as the court making such appointment shall confer, and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Any such receiver may, to the extent permitted under applicable law and in any manner permitted by law, without notice, enter upon and take possession of the Mortgaged Premises or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove Mortgagor or other persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof, whether during the pendency of any foreclosure or until any right of redemption shall expire or otherwise.

(f)    Taking Possession, Collecting Rents, Etc. Mortgagee may enter and take possession of the Mortgaged Premises or any part thereof and manage, operate, insure, repair and improve the same and take any action which, in Mortgagee’s judgment, is necessary or proper to conserve the value of the Mortgaged Premises. Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues and profits of the Mortgaged Premises or any part thereof (and for such purpose Mortgagor does hereby irrevocably constitute and appoint Mortgagee its true and lawful attorney-in-fact for it and in its name, place and stead to receive, collect and receipt for all of the foregoing, Mortgagor irrevocably acknowledging that any payment made to Mortgagee hereunder shall be a good receipt and acquittance against Mortgagor to the extent so made) and to apply same to the reduction of the indebtedness hereby secured. The reasonable costs and expenses (including any receiver’s fees, counsels’ fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be so much additional indebtedness hereby secured which Mortgagor promises to pay upon demand together with interest at the Default Rate. Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto other than to account for any rents actually received by Mortgagee. Without taking possession of the Mortgaged Premises, Mortgagee may, in the event the Mortgaged Premises becomes vacant or is abandoned, take such steps as it deems appropriate to protect and secure the Mortgaged Premises (including hiring watchmen therefor) and all costs incurred in so doing shall constitute so much additional indebtedness hereby secured payable upon demand with interest thereon at the Default Rate.

20.    Waiver of Right to Redeem From Sale — Waiver of Appraisement, Valuation, Etc. Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws. Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Mortgaged Premises marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Premises sold as an entirety. In the event of any sale made under or by virtue of this Mortgage, the whole of the Mortgaged Premises may be sold in one parcel as an entirety or in separate lots or parcels at the same or different times, all as the Mortgagee may determine. Mortgagee shall have the right to become the purchaser at any sale made under or by virtue of this Mortgage and Mortgagee so purchasing at any such sale shall have the right to be credited upon the amount of the bid made therefor by Mortgagee with the amount payable to Mortgagee out of the net proceeds of such sale. In the event of any such sale, the Note and the other indebtedness hereby secured, if not previously due, shall be and become immediately due and payable without demand or notice of any kind. Mortgagor hereby waives any and all rights of redemption prior to or from sale under any order or decree of foreclosure pursuant to rights herein granted, on behalf of Mortgagor, and each and every person acquiring any interest in, or title to the Mortgaged Premises described herein subsequent to the date of this Mortgage, and on behalf of all other persons to the extent permitted by applicable law.

21.    Costs and Expenses of Foreclosure. In any suit to foreclose the lien hereof there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys’ fees, appraisers’ fees, environmental auditors’ fees, outlays for documentary and expert evidence, stenographic charges, publication costs and costs (which may be estimated as the items to be expended after the entry of the decree) of procuring all such abstracts of title, title searches and examination, guarantee policies, Torrens certificates and similar data and assurances with respect to title as Mortgagee may deem to be reasonably necessary either to prosecute any foreclosure action or to evidence to the bidder at any sale pursuant thereto the true condition of the title to or the value of the Mortgaged Premises, all of which expenditures shall become so much additional indebtedness hereby secured which Mortgagor agrees to pay and all of such shall be immediately due and payable with interest thereon from the date of expenditure until paid at the Default Rate.

22.    Application of Proceeds. The proceeds of any foreclosure sale of the Mortgaged Premises or of any sale of property pursuant to Section 19(b) hereof shall be distributed in the following order of priority: First, on account of all costs and expenses incident to the foreclosure or other proceedings including all such items as are mentioned in Sections 19(b) and 21 hereof; Second, to all other items which under the terms hereof constitute indebtedness hereby secured in addition to that evidenced by the Note with interest thereon as herein provided; Third, to all principal of and interest on the Note, with any overplus to whomsoever Mortgagee shall reasonably determine to be lawfully entitled to the same.

23.    Deficiency Decree. If at any foreclosure proceeding the Mortgaged Premises shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the judgment creditor shall be entitled to the entry of a deficiency decree against Mortgagor and against the property of Mortgagor for the amount of such deficiency; and Mortgagor does hereby irrevocably consent to the appointment of a receiver for the Mortgaged Premises and the property of Mortgagor until such deficiency decree is satisfied in full.

24.    Mortgagee’s Remedies Cumulative — No Waiver. No remedy or right of Mortgagee shall be exclusive of but shall be cumulative and in addition to every other remedy or right now or hereafter existing at law or in equity or by statute or otherwise. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Mortgagee.

25.    Mortgagee Party to Suits. If Mortgagee shall be made a party to or shall intervene in any action or proceeding affecting the Mortgaged Premises or the title thereto or the interest of Mortgagee under this Mortgage (including probate and bankruptcy proceedings), or if Mortgagee employs an attorney to collect any or all of the indebtedness hereby secured or to enforce any of the terms hereof or realize hereupon or to protect the lien hereof, or if Mortgagee shall incur any costs or expenses in preparation for the commencement of any foreclosure proceedings or for the defense of any threatened suit or proceeding which might affect the Mortgaged Premises or the security hereof, whether or not any such foreclosure or other suit or proceeding shall be actually commenced, then in any such case, Mortgagor agrees to pay to Mortgagee, immediately and without demand, all reasonable costs, charges, expenses and attorney’s fees incurred by Mortgagee in any such case, and the same shall constitute so much additional indebtedness hereby secured payable upon demand with interest at the Default Rate.

26.    Modifications Not to Affect Lien. Mortgagee, without notice to anyone, and without regard to the consideration, if any, paid therefor, or the presence of other liens on the Mortgaged Premises, may, in its discretion, release any part of the Mortgaged Premises or any person liable for any of the indebtedness hereby secured, may extend the time of payment of any of the indebtedness hereby secured and may grant waivers or other indulgences with respect hereto and thereto, and may agree with Mortgagor to modifications to the terms and conditions contained herein or otherwise applicable to any of the indebtedness hereby secured (including modifications in the rates of interest applicable thereto), without in any way affecting or impairing the liability of any party liable upon any of the indebtedness hereby secured or the priority of the lien of this Mortgage upon all of the Mortgaged Premises not expressly released, and any party acquiring any direct or indirect interest in the Mortgaged Premises shall take same subject to all of the provisions hereof.

27.    Notices. All communications provided for herein shall be in writing and shall be deemed to have been given when delivered personally or mailed by first class mail, postage prepaid, addressed to the parties hereto at their addresses as shown at the beginning of this Mortgage or to such other and different address as Mortgagor or Mortgagee may designate pursuant to a written notice sent in accordance with the provisions of this Section.

28.    Default Rate. For purposes of this Mortgage, the term “Default Rate” has the same meaning herein as in the Note.

29. Environmental Matters.

(a) Definitions. The following terms when used herein shall have the following meanings:

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority, or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material, or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.

“Material Adverse Effect” means any change or effect that individually or in the aggregate is or is reasonably likely to be materially adverse to (a) the assets, business, operations, income, condition (financial or otherwise) or prospects of Mortgagor, (b) the lien of any mortgage, deed of trust or other security agreement covering the Mortgaged Premises or any part thereof, (c) the ability of Mortgagor to perform its obligations under this

Mortgage or under any loan agreement, promissory note or any other instrument or document evidencing or securing any indebtedness hereby secured or setting forth terms and conditions applicable thereto or otherwise relating thereto, or (d) the condition or fair market value of the Mortgaged Premises.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching,

migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

(b)    Representations and Warranties. Except as set forth in the Phase I assessment prepared by Westshore Consulting in June 2005, none of which disclosures individually or in the aggregate could reasonably be expected to cause a Material Adverse Effect, Mortgagor represents and warrants that: (i) Mortgagor and the Mortgaged Premises comply in all material respects with all applicable Environmental Laws; (ii) Mortgagor has obtained all governmental approvals required for its operations and the Mortgaged Premises by any applicable Environmental Law; (iii) Mortgagor has not, and has no knowledge of any other person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off the Mortgaged Premises in any material quantity and, to the knowledge of Mortgagor, the Mortgaged Premises is not adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property; (iv) the Mortgaged Premises does not contain and has not contained any: (1) underground storage tank, (2) material amounts of asbestos containing building material, (3) any landfills or dumps, (4) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (5) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) Mortgagor has not used a material quantity of any Hazardous Material and has conducted no Hazardous Material Activity at the Mortgaged Premises; (vi) Mortgagor has no material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) Mortgagor is not subject to, has no notice or knowledge of and is not required to give any notice of any Environmental Claim involving Mortgagor or the Mortgaged Premises, and there are no conditions or occurrences at the Mortgaged Premises which could reasonably be anticipated to form the basis for an Environmental Claim against Mortgagor or the Mortgaged Premises; (viii) the Mortgaged Premises is not subject to any, and Mortgagor has no knowledge of any imminent, restriction on the ownership, occupancy, use or transferability of the Mortgaged Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at the Mortgaged Premises which pose an unreasonable risk to the environment or the health or safety of persons.

(c)    Covenants. Mortgagor shall at all times do the following: (i) comply in all material respects with, and maintain the Mortgaged Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of the Mortgaged Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at the Mortgaged Premises; (iv) cure any material violation by it or at the Mortgaged Premises of applicable Environmental Laws; (v) not allow the presence or operation at the Mortgaged Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at the Mortgaged Premises except in the ordinary course of its business and in de minimis amounts; (vii) within 10 business days notify the Mortgagee in writing of and provide any reasonably requested documents upon learning of any of the following in connection with Mortgagor or the Mortgaged Premises: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Substance or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which could reasonably be anticipated to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of Mortgaged Premises imposed by any governmental authority as set forth in a deed or other instrument affecting Mortgagor’s interest therein; (x) promptly provide or otherwise make available to Mortgagee any reasonably requested environmental record concerning the Mortgaged Premises which Mortgagor possesses or can reasonably obtain; (xi) perform, satisfy, and implement any operation or maintenance actions required by any governmental authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any governmental authority under any Environmental Law; and (xii) from time to time upon the reasonable written request of Mortgagee, timely provide at Mortgagor’s expense a report of an environmental assessment of reasonable scope, form and depth (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to Mortgagee as to any matter for which notice is provided pursuant to the above requirements or which may reasonably be believed by Mortgagee to form the basis of a material Environmental Claim in connection with the Mortgaged Premises. If such a requested environmental report is not delivered within 60 days after receipt of Mortgagee’s request, then Mortgagee may arrange for the same, and Mortgagor hereby grants to Mortgagee and its representatives access to the Mortgaged Premises and a license to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable costs of any assessment arranged for by Mortgagee pursuant to this provision shall be payable by Mortgagor on demand and added to the indebtedness hereby secured.

29.    Governing Law. The creation of this Mortgage, the perfection of the lien and security interest in the Mortgaged Premises, and the rights and remedies of Mortgagee with respect to the Mortgaged Premises, as provided herein and by the laws of the state in which the Mortgaged

Premises is located, shall be governed by and construed in accordance with the internal laws of the state in which the Mortgaged Premises are located without regard to principles of conflicts of law. Otherwise, the Note and all other obligations of Mortgagor (including, but not limited to, the liability of Mortgagor for any deficiency following a foreclosure of all or any part of the Mortgaged Premises) shall be governed by and construed in accordance with the internal laws of the State of Michigan without regard to principles of conflicts of laws, such state being the state where such documents were executed and delivered.

30.    Partial Invalidity. All rights, powers and remedies provided herein are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term of this Mortgage shall be held to be invalid, illegal or unenforceable, the validity and enforceability of the other terms of this Mortgage shall in no way be affected thereby.

31.    Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Mortgage contained by or on behalf of Mortgagor, or by or on behalf of Mortgagee, shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

32.    Headings. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

33.    Changes, Etc. This instrument and the provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Mortgagor has caused these presents to be signed and sealed the day and year first above written.

X-RITE, INCORPORATED

By	Mary E. Chowning

Name	Mary E. Chowning

Title	Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written.

FIFTH THIRD BANK, a Michigan banking corporation

By	Scott R. DeMeester

Name	Scott R. DeMeester

Title	Vice President

STATE OF	)
) SS
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of June, 2006, by                                 ,                                  of                                 , a(n)                          corporation, on behalf of said corporation.

Notary Public, County,

My Commission Expires:

Acting in County,

(Type or Print Name)

(SEAL)

This instrument was prepared by and

when recorded return to:

Nathan Odem

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

STATE OF	)
)	SS
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of June, 2006, by                                 ,                                  of Fifth Third Bank, a Michigan banking corporation, on behalf of said corporation.

Notary Public, County,

My Commission Expires:

Acting in County,

(Type or Print Name)

(SEAL)

This instrument was prepared by and

when recorded return to:

Nathan Odem

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

SCHEDULE I

LEGAL DESCRIPTION

Land located in the City of Grandville, Kent County, State of Michigan, and described as follows:

Parcel A:

That part of the Northwest 1/4 of the Northwest 1/4, Section 28, Town 6 North, Range 12 West, City of Grandville, Kent County, Michigan, described as: Commencing 393.70 feet South and 43.00 feet East from the Northwest corner of said Section; thence North parallel with the West Section line 84.30 feet; thence East 17.00 feet; thence North parallel with the West Section line to a line extending Northeasterly from a point on the West Section line 150.00 feet South from the Northwest corner of said Section to a point on the North Section line 200.00 feet East from the Northwest corner of said Section; thence Northeasterly along said extended line to the South line of the North 60.00 feet of the Northwest 1/4; thence East parallel with the North Section line to the East line of the West 801.54 feet of the Northwest 1/4; thence South along said East line 315.00 feet to the South line of the North 375.00 feet of the Northwest 1/4; thence East along said South line 60.00 feet to the East line of the West 861.54 feet of the Northwest 1/4; thence South along said East line 947.76 feet to the North 1/8 line; thence West along the North 1/8 line to the East line of the West 43.00 feet of the Northwest 1/4 of the Northwest 1/4; thence North along said East line to the place of beginning.

P.P. # 41-17-28-101-036

Parcel B:

The Northwest 1/4 of the Northwest 1/4, EXCEPT the West 861.54 feet thereof, and ALSO EXCEPT the North 50.00 feet of the remainder, Section 28, Town 6 North, Range 12 West, City of Grandville, Kent County, Michigan.

P.P. # 41-17-28-101-034

SCHEDULE II

PERMITTED EXCEPTIONS

Those Special Exceptions listed on Schedule B, as agreed to by Mortgagee’s counsel, as shown on the final Loan Title Insurance Policy issued by Chicago Title Insurance Company, Policy No. 410433376CML.